THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF MARCH 12, 2018 BY AND AMONG MICHAEL HERNANDEZ (THE “SUBORDINATED CREDITOR”), CYNERGISTEK, INC., A DELAWARE CORPORATION (THE “COMPANY”), CTEK SECURITY, INC., A TEXAS CORPORATION (“CTEK SECURITY”), CTEK SOLUTIONS, INC., A CALIFORNIA CORPORATION (“CTEK SOLUTIONS”), DELPHIIS, INC., A CALIFORNIA CORPORATION (“DELPHIIS”), EACH OTHER GUARANTOR PARTY THERETO FROM TIME TO TIME (TOGETHER WITH THE COMPANY, CTEK SECURITY, CTEK SOLUTIONS, DELPHIIS, AND EACH OTHER OBLIGOR OF THE SENIOR DEBT, THE “DEBTORS”), AND BMO HARRIS BANK N.A., A NATIONAL BANKING ASSOCIATION (THE “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MARCH 12, 2018 AMONG THE COMPANY, CTEK SECURITY, CTEK SOLUTIONS, DELPHIIS, EACH OTHER GUARANTOR PARTY THERETO FROM TIME TO TIME AND THE SENIOR LENDER, AS SUCH CREDIT AGREEMENT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENT AS PERMITTED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT

SEPARATION AGREEMENT AND MUTUAL RELEASE

THIS SEPARATION AGREEMENT AND MUTUAL RELEASE (this “Mutual Release”) is entered into as of this 12th day of March, 2018 (the “Effective Date”), by and among CynergisTek, Inc., a Delaware corporation (f/k/a Auxilio, Inc., a Nevada corporation) (“CynergisTek”), CTEK Security, Inc., a Texas corporation (f/k/a CynergisTek, Inc.) (“CTEK”, and together with CynergisTek, the “CynergisTek Parties”), and Michael Hernandez (f/k/a Dr. Michael G. Mathews) (“Hernandez”).  As used in this Mutual Release, “Party” shall mean either CynergisTek, CTEK or Hernandez, and “Parties” shall mean the CynergisTek Parties and Hernandez.

RECITALS

WHEREAS, the Parties and Michael McMillan (“McMillan”), entered into a Stock Purchase Agreement dated as of January 13, 2017, pursuant to which CynergisTek (then known as Auxilio, Inc.) acquired all of the shares of common stock of CTEK (then known as CynergisTek, Inc.) from Hernandez and McMillan (the “Stock Purchase Agreement”);

WHEREAS, in connection with the Stock Purchase Agreement, (i) CynergisTek and Hernandez (then known as Dr. Michael G. Mathews) entered into an Executive Employment

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Agreement dated as of January 13, 2017 (the “Employment Agreement”), (ii) Hernandez, McMillan and CynergisTek entered into a Registration Rights Agreement dated as of January 13, 2017 (the “Registration Rights Agreement”), (iii) CynergisTek and Hernandez entered into a Promissory Note dated effective January 13, 2017 in the original principal amount of $4,500,000 (the “Hernandez Note”), and (iv) Hernandez, McMillan, CynergisTek and AvidBank, a California banking corporation (“AvidBank”) entered into a Subordination Agreement dated as of January 13, 2017 (the “AvidBank Subordination Agreement”) (the Stock Purchase Agreement, Employment Agreement, Registration Rights Agreement and Hernandez Note, collectively, the “Agreements”);

WHEREAS, the Parties have agreed to terminate Hernandez’ employment with CynergisTek and the Employment Agreement on the terms set forth herein and to make certain agreements in settlement of disputes with respect to the Earn-out Payments (defined herein as defined in the Stock Purchase Agreement); and

WHEREAS, Parties have further agreed to settle and grant to each other the releases set forth herein with respect to claims, liabilities and obligations under the Employment Agreement and with respect to the Earn-out Payments, as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE I

EMPLOYMENT TERMINATION AND SETTLEMENT TERMS

1.1Termination of Employment.  On and effective as of the Effective Date, Hernandez’s employment with CynergisTek and the Employment Agreement shall terminate, and upon such event the Parties shall have no further rights or obligations one to another pursuant to the Employment Agreement or with respect to the Earn-out Payments.  CynergisTek’s timely performance of the Settlement Obligations to Hernandez shall extinguish and terminate any payment obligations that the Employment Agreement contemplates would continue following the termination of the Employment Agreement, including any severance or bonus to be made by CynergisTek to Hernandez thereunder.

1.2Earn-out Note.  Notwithstanding anything to the contrary in Section 1.6 of the Stock Purchase Agreement or otherwise, and in order to resolve bona fide disputes among the Parties, in lieu of any Earn-out Payments (as defined in the Stock Purchase Agreement) that could be earned by Hernandez under the Stock Purchase Agreement, CynergisTek will pay Hernandez the amount of $3,750,000 (the “Earn-Out Settlement Amount”).  Simultaneously with the execution of this Agreement, CynergisTek shall execute and deliver to Hernandez a promissory note with respect to the Earn-Out Settlement Amount in the form attached hereto as Exhibit A (the “Earn-out Note”), which among other things provides for (a) an original principal amount of the Earn-Out Settlement Amount, (b) a maturity date of March 12, 2023 at which all principal and accrued and unpaid interest is due, (c) simple interest at a rate of 5% per annum

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commencing on January 1, 2018 and compounding initially on the Effective Date and then  annually on the last day of December each year during the term, and (d) the right of CynergisTek, without premium or penalty, but subject to the approval and consent of BMO Harris Bank, N.A., to prepay all or any portion of the Earn-out Note.  Hernandez hereby waives and disclaims rights to any Earn-out Payments under Section 1.6 of the Stock Purchase Agreement other than the Earn-out Note.  It is the intent of the Parties that the amounts paid under the Earn-out Note be treated as Earn-out Payments and therefore additional purchase price under the Stock Purchase Agreement.

1.3Payoff of Hernandez Note; Severance and Bonus Payment.  In addition to delivery of the Earn-out Note, simultaneously with the execution and delivery of this Agreement (i) CynergisTek will pay to Hernandez, in full satisfaction and prepayment of the Hernandez Note, the cash amount of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) plus interest of $70,027.40 if paid on March 12, 2018 and $986.30 per diem for every day thereafter, (ii) CynergisTek will pay to Hernandez TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the “Initial Severance and Bonus Payment”) by wire transfer of immediately available funds, less any relevant taxes and other withholdings to be paid to Hernandez and (iii) CynergisTek shall execute and deliver to Hernandez a promissory note in the original principal amount of THREE HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($343,750) and otherwise in the form set forth as Exhibit B attached hereto (the “Severance and Bonus Payment Note”), which Severance and Bonus Payment Note will bear interest at a rate of 5% per annum, compounding annually, commencing on the Effective Date and will allow for prepayment by CynergisTek.  The delivery of the Earn-out Note, the payment of the Severance and Bonus Payment, and the delivery of the Severance and Bonus Payment Note are collectively referred to herein as the “Settlement Obligations”.

1.4Tax Matters. CynergisTek will issue a Form W-2 to Hernandez for the Severance and Bonus Payment.  Hernandez agrees and acknowledges that CynergisTek and its counsel have not made any representations to Hernandez regarding the tax consequences of any payments or amounts received by Hernandez pursuant to this Mutual Release.

1.5Payroll.  Except for Hernandez’ final paycheck which will be paid as part of CynergisTek’s next ordinary payroll occurring after the Effective Date (and which shall include all accrued vacation) (“Final Paycheck”).  Hernandez further agrees and acknowledges that, except for the Final Paycheck, Hernandez has been properly paid for all hours worked for CynergisTek, that all salary, wages, commissions, bonuses, and other compensation due to Hernandez have been paid, and that Hernandez is not owed anything else from CynergisTek other than as provided for in this Mutual Release.

1.6Board Seat.  On or before the Effective Date, Hernandez will resign as a director of CynergisTek, agrees to not do so in protest, and will have no further rights to receive information pertaining to CynergisTek’s board of directors.

1.7Non-Compete.  As of the Effective Date, the Employment Agreement is hereby terminated.  However, the provisions of Section 6.07 of the Stock Purchase Agreement and Section 10 of the Employment Agreement shall remain in effect in accordance with their terms.

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1.8Subordination Agreement.  Simultaneously with the execution and delivery of this Agreement, Hernandez shall enter into the Subordination Agreement and CynergisTek shall furnish evidence to Hernandez satisfactory to Hernandez evidencing the termination of the AvidBank Subordination Agreement.

ARTICLE II

RELEASES

2.1General Release by CynergisTek.  Except for the Excluded Matters, CynergisTek and CTEK, on their own behalf and on behalf of their affiliates and all of their respective shareholders and other equity owners, officers, managers, directors and other governing persons, attorneys, accountants and other agents, and all of their successors and assigns (“CynergisTek Releasing Parties”)  do hereby fully, finally, and forever generally RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE, and covenant not to sue, Hernandez from any and all claims, disputes, demands, actions, liabilities, damages, suits (whether at law or in equity), promises, accounts, costs, expenses, setoffs, contributions, attorneys’ fees and/or causes of action of whatever kind or character, whether past, present, future, KNOWN OR UNKNOWN, liquidated or unliquidated, accrued or unaccrued, from the beginning of time, or which may hereinafter accrue as a result of the discovery of new and/or additional facts, which any CynergisTek Releasing Party has had, may now have, or might claim to have, arising out of the Agreements or any transaction contemplated thereby, based upon the acts or omissions of Hernandez prior to the date of this Mutual Release; and CynergisTek and CTEK acknowledge that the foregoing release expressly covers statements previously made by Hernandez (to include LinkedIn or other social media sites) with respect to the CynergisTek Releasing Parties.

2.2General Release by Hernandez.  Except for the Excluded Matters, Hernandez does hereby fully, finally, and forever generally RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE, and covenant not to sue, CynergisTek and its officers, directors, employees, affiliates and agents, from any and all claims, disputes, demands, actions, liabilities, damages, suits (whether at law or in equity), promises, accounts, costs, expenses, setoffs, contributions, attorneys’ fees and/or causes of action of whatever kind or character, whether past, present, future, KNOWN OR UNKNOWN, liquidated or unliquidated, accrued or unaccrued, from the beginning of time, or which may hereinafter accrue as a result of the discovery of new and/or additional facts, which Hernandez has had, may now have, or might claim to have, arising out of the Agreements or any transaction contemplated thereby, based upon the acts or omissions of CynergisTek or any of its officers, directors and/or employees prior to the date of this Mutual Release, including but not limited to:

(a)any claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (with respect to existing but not prospective claims), the Equal Pay Act (EPA), the Employee Retirement Income Security Act (ERISA) (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866 (Section 1981), the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining

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Notification (WARN) Act, the Genetic Information Non-Discrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), all as amended, any claims arising under the Texas Labor Code that may be legally waived and released including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code and the Texas Whistleblower Act, all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(b)any claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, sick pay, or severance;

(c)any claims arising under tort, contract, or quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with a contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm, wrongful or retaliatory discharge, fraud, defamation, and negligent or intentional infliction of emotional distress; and

(d)any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees and costs, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

2.3Release of Unknown Claims.  Except with respect to the Excluded Matters, the Parties expressly waive any and all rights that any of them may have under any applicable statute, doctrine or principle of law restricting the right of any person to release claims that such person does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected such person’s decision to give such release.  In connection with such waiver and relinquishment, each of the Parties acknowledges that it is aware that it may hereafter discover claims currently unknown or unsuspected, or facts in addition to or different from those that it now knows or believes to be true, with respect to the matters released herein.  Nevertheless, it is the joint intention of the Parties that this Mutual Release shall settle each and every claim, dispute and controversy, known or unknown, fixed or contingent, that the Parties have or may have against each other (other than claims for indemnification under the Stock Purchase Agreement).  In furtherance of such intention, the releases herein given by the Parties shall remain in effect as full and complete releases of the released matters, notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto.

The Parties understand and agree that this is a full and final settlement applying not only to all claims that are presently known, anticipated, or disclosed, but also to all claims presently unknown, unanticipated, and undisclosed.  The Parties hereby waive any and all rights or

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benefits which either of them may now have, or may in the future have, against the other under the terms of Section 1542 of the California Civil Code, or under any other state or federal statute or common law principle of similar effect.  California Civil Code Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

2.4Excluded Matters.  The Parties’ obligations under the following (“Excluded Matters”) are not subject to the releases granted pursuant to this Article II: (a) the Stock Purchase Agreement (other than the covenants in Section 1.06 related to the Earn-out Payments, which covenants are subject to this Mutual Release), including without limitation Hernandez’s non-competition and non-solicitation covenants, (b) this Mutual Release, (c) the Final Paycheck, (d) the Earn-out Note and the Severance and Bonus Payment Note, (e) the Registration Rights Agreement and (f) any claims for indemnity or insurance coverage Hernandez may have by virtue of his prior status as an officer or director of the CynergisTek Parties.

2.5Amendments to Stock Purchase Agreement.  Notwithstanding the terms and conditions of the Stock Purchase Agreement, including without limitation Section 9.07 thereof, Hernandez hereby waives his right to consent to amendments to the Stock Purchase Agreement as they relate to changes in McMillan’s right to Earn-out Payments.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1Authority.  Each Party hereby expressly represents and warrants that: (i) it is duly authorized to execute and deliver this Mutual Release; (ii) this Mutual Release and the transactions contemplated hereby have been duly authorized by all necessary corporate or other applicable action of such Party; (iii) it is the lawful owner of all claims, liabilities or obligations herein released; (iv) it has full power and express authority to terminate the Employment Agreement and to settle and release such claims, liabilities or obligations as set forth in this Mutual Release; (v) the execution, delivery and performance of this Mutual Release, the Severance and Bonus Payment Note and the Earn-out Note does not constitute a breach or violation of, or default under, any agreement, contract or certificate of incorporation, bylaws or other charter document  to which such Party is a party or is otherwise subject to; (vi) such Party has obtained all consents, approvals and waivers of all third parties that are necessary for such Party to enter into and perform this Mutual Release, which with respect to CynergisTek includes the consent and approval of BMO Harris Bank, N.A., whose written consent has been provided to Hernandez prior to the date of this Mutual Release, (vii) it has not made any assignment or transfer of such claims, liabilities or obligations, including but not limited to, assignment or transfer by subrogation or by operation of law; (viii) it knows of no person or entity that intends to assert such a claim, liability or obligation by, through, under, or on behalf of such Party; (ix) it is not relying upon any statements, understandings, representations, expectations, promises, or agreements other than those expressly set forth in this Mutual Release; (x) it is represented and

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has been advised by counsel in connection with this Mutual Release, which such Party executes wholly voluntarily and of its own choice, volition, judgment, belief and knowledge, after consultation with such counsel and not under coercion or duress; and (xi) it has made its own investigation of the facts and is relying solely upon its own knowledge and the advice of its counsel.  The Parties agree and stipulate that each Party is relying upon these representations and warranties, and solely upon these representations and warranties, in entering into this Mutual Release.  These representations and warranties shall survive the execution of this Mutual Release.

3.2Confidentiality. Hernandez agrees to maintain confidentiality, except as required by law, regarding all matters concerning Hernandez’s employment with CynergisTek that were at issue in claims made by Hernandez, the negotiations and discussions leading to this Mutual Release, and the existence and substance of this Mutual Release, including the amount paid under this Mutual Release, except that Hernandez may disclose this Mutual Release to Hernandez’s spouse or civil union partner, attorney, and tax advisor, so long as the person receiving the information agrees to keep this information confidential and not to disclose it to others. Hernandez acknowledges that CynergisTek is required to disclose the terms of this Mutual Release in its filings with the Securities and Exchange Commission.

Hernandez further understands and acknowledges that during the course of Hernandez’s employment by CynergisTek, Hernandez has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to CynergisTek and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). Hernandez further understands and acknowledges that this Confidential Information and CynergisTek’s ability to reserve it for the exclusive knowledge and use of CynergisTek is of great competitive importance and commercial value to CynergisTek, and that improper use or disclosure of the Confidential Information by Hernandez might cause CynergisTek to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Mutual Release, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship,

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discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of CynergisTek and its subsidiaries, or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to CynergisTek in confidence.

The term “Confidential Information” does not include information that is now or becomes generally available to the public other than as a result of a disclosure by Hernandez in breach of this Agreement.

Hernandez understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Hernandez agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Confidential Information in connection with the business of CynergisTek and, in any event, not to anyone outside of the direct employ of CynergisTek except as required in the performance of any of Hernandez’s remaining authorized duties to CynergisTek and only with the prior consent of an authorized officer acting on behalf of CynergisTek in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of CynergisTek.

Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

3.3Return of Documents and Property.  Hernandez agrees to return all CynergisTek property, including any and all copies of such documents, identification cards, or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other CynergisTek property in Hernandez’s possession within ten (10) days of the execution of this Mutual Release.

ARTICLE IV

MISCELLANEOUS

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4.1Knowing and Voluntary Acknowledgment. Hernandez specifically agrees and acknowledges that: (a) Hernandez has read this Mutual Release in its entirety and understands all of its terms; (b) has been advised to consult with an attorney before signing this Mutual Release and has consulted with such counsel as Hernandez deemed necessary; (c) Hernandez knowingly, freely, and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release, and covenants contained herein; and (d) Hernandez is executing this Mutual Release, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Hernandez is otherwise entitled.

Hernandez further acknowledges that he has had twenty-one (21) days to consider the terms of this Mutual Release, although Hernandez may sign it sooner if desired. Further, Hernandez shall have seven (7) days from the date on which Hernandez signs this Mutual Release to revoke consent to Hernandez’s release of claims under the ADEA by delivering notice of revocation to Paul Anthony at CynergisTek, 27271 Las Ramblas, Suite 200, Mission Viejo, California 92691, before the end of such seven-day period. In the event of such revocation by Hernandez, this Mutual Release shall be null and void in its entirety.

The Parties acknowledge that Gardere Wynne Sewell LLP has represented Hernandez and no other persons or entities in connection with this Mutual Release.

4.2Further Assurances.  The Parties agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered to the other Parties, releases and other documents as each Party shall reasonably request in order to further evidence the releases described in this Mutual Release.  The Parties further agree that the releases contracted herein shall be broadly and comprehensively construed.

4.3Entire Agreement Clause.  This Mutual Release contains and constitutes the entire agreement and understandings of the Parties and supersedes as of the execution date all prior negotiations, discussions, undertakings or agreements of any sort whatsoever, whether oral or written, with regard to the subject matter herein.  There are no representations, agreements or inducements except as set forth expressly and specifically in this Mutual Release.

4.4Covenant Not to Assume Additional Claims.  Each Party agrees and covenants not to take assignment of or otherwise assume from a third party any right and/or interest in and to any claim or claims against any other Party arising from any matter released hereby.

4.5Non-Disparagement.  The Parties agree that, unless required to do so by legal process, both parties, including all officers and directors, will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party.

4.6Remedies.  In the event of a breach or threatened breach by any Party or any CynergisTek Released Party of any of the provisions of this Agreement, the injured Party shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would

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not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief.  If a court of competent jurisdiction awards monetary damages to CynergisTek as a result of Hernandez’ failure to comply with any of the terms of this Agreement or post-termination obligations contained in it, CynergisTek may, in addition to any other remedies it may have, recover such amounts by offset against amounts owed to Hernandez under the provisions of this Agreement, including under the Earn-Out Note and Severance and Bonus Payment Note, without waiving the releases provided herein.

4.7Successors.  This Mutual Release inures to the benefit of and binds the Parties hereto and their respective successors and permitted assigns.

4.8Interpretation.  The Parties agree that this Mutual Release shall not be presumptively interpreted for or against any Party by reason of that Party having drafted or negotiated, or failed to draft or negotiate, all or any portion of any provision of this Mutual Release.  The use of the term “including” or words of similar meaning in this Mutual Release will be deemed to include the phrase “without limitation” or similar words that show the intent of the Parties to identify, by way of a non-exhaustive list, certain examples of the subject being addressed.

4.9Severability.  If any portion of this Mutual Release shall be held by a court of competent jurisdiction to be invalid or unenforceable, then that portion shall be deemed to have been severed out of this Mutual Release and the Parties acknowledge that the balance of this Mutual Release shall be valid and enforceable.

4.10Headings.  The descriptive headings of the several sections of this Mutual Release are inserted for convenience of reference only and do not constitute a part of this Mutual Release.

4.11Governing Law; Waiver of Jury Trial; Enforcement.  This Mutual Release shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of law principles of such State.  Each Party to this Mutual Release (i) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MUTUAL RELEASE, (ii) irrevocably submits itself to the exclusive personal jurisdiction of (A) the courts of the State of California and (B) the United States District Court having jurisdiction in Orange County, California, for the purposes of any suit, action, or other proceeding arising out of this Mutual Release or any transaction contemplated hereby, (iii) agrees that it shall not attempt to deny such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it shall not bring any action relating to this Mutual Release or any of the transactions contemplated by this Mutual Release in any court other than (A) the courts of the State of California or (B) the United States District Court having jurisdiction in Orange County, California.

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4.12No Admission of Liability.  This Mutual Release is not an admission of any fault, liability or wrongdoing by either of the Parties.

4.13Amendments in Writing.  This Mutual Release may only be amended or modified by a written instrument that has been executed by the Parties and that unequivocally indicates the Parties’ intention to modify this Mutual Release.  No waiver of any breach of this Mutual Release shall be construed as an implied amendment or agreement to amend or modify any provision of this Mutual Release.

4.14Mutual Release May be Executed in Counterparts.  This Mutual Release may be executed in counterparts, which together shall constitute a fully executed original.  Facsimiles, paper copies, or electronic copies of signatures shall constitute and be binding as though they were originals.

4.15Recitals.  The recitals contained within this Mutual Release, including the defined terms contained therein, are hereby incorporated into and made a part of this Mutual Release.

4.16Public Announcements.  The Parties will jointly prepare a public announcement regarding the matters governed by this Agreement.  The CynergisTek Parties shall not make any press release or announcement regarding Hernandez’s termination of employment or the matters governed by this Agreement without Hernandez’s prior written approval.

4.17Fees.  Except for fees previously paid by CynergisTek in respect of Hernandez’ legal fees and an additional $5,000 which CynergisTek will pay for Hernandez’ legal fees, each Party shall be responsible for its own expenses related to the drafting, negotiation or enforcement of this Mutual Release, including reasonable attorneys’ fees.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Mutual Release as of the date first above written.

CYNERGISTEK:

CYNERGISTEK, INC.,

a Delaware corporation

By: /s/ Paul T. Anthony

Name: Paul T. Anthony

Title: CFO

CTEK SECURITY, INC.

a Texas corporation

By: /s/ Paul T. Anthony

Name: Paul T. Anthony

Title: CFO

Hernandez:

/s/ Michael Hernandez

Michael Hernandez

Solely as to the provisions related to the Earn-out Payment in the Stock Purchase Agreement, as set forth on Section 1.2 of this Mutual Release, the undersigned does hereby consent to such arrangements.

/s/ Michael McMillan

Michael McMillan

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EXHIBIT A

EARN-OUT NOTE

[Attached]

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EXHIBIT B

SEVERANCE AND BONUS PAYMENT NOTE

[Attached]

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